SECOND AMENDMENT TO LOAN AGREEMENT

     This Second Amendment to Loan Agreement (this "Second Amendment") is executed as of this 29th day of January, 2003, by and between EMERITUS PROPERTIES XIII, LLC, a Washington limited liability company (the "Borrower"), and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (the "Lender").

                                    Recitals

     A. The Borrower and the Lender executed that certain Loan Agreement dated February 15, 2000, as amended by that certain First Amendment to Loan Agreement by and between Borrower and Lender dated June 12, 2001 (as amended, the "Agreement'). Unless otherwise defined herein, capitalized terms shall have the meaning assigned to them in the Agreement.

     B. The parties desire to extend the Maturity Date, divide the Note into two separate promissory notes, to be referred to as Note A and Note B, as hereinafter defined, and to amend certain other covenants, terms and conditions of the Agreement.
                                    Agreement

     NOW, THEREFORE, in consideration of the Recitals, the Borrower and the Lender hereby amend the Agreement as follows:

     1. In Article I, the term "Debt Service Coverage for the Facility" shall be deleted and replaced with the following three definitions:

"Debt Service Coverage for the Facility - A" means a ratio in which the first number is the sum of net pre-tax income of the Borrower from the operations of the Facility as set forth in the quarterly statements provided to Lender (without deduction for Actual Management Fees paid or incurred), calculated based upon the preceding twelve (12) months, plus interest expense, to the extent deducted in determining net income, plus non-cash expenses or allowances for depreciation and amortization of the Facility for said period, less either Assumed Management Fees or Actual Management Fees, as specified in the particular covenant being tested, and the second number is the sum of the principal and interest amount due (even if not paid) on Note A for the applicable period. In calculating "pre-tax income", Extraordinary Income and Extraordinary Expenses of the Borrower shall be excluded.

"Debt Service Coverage for the Facility - A & B" means a ratio in which the first number is the sum of net pre-tax income of the Borrower from the operations of the Facility as set forth in the quarterly statements provided to Lender (without deduction for Actual Management Fees paid or incurred), calculated based upon the preceding twelve (12) months, plus interest expense, to the extent deducted in determining net income, plus non-cash expenses or allowances for depreciation and amortization of the Facility for said period, less Assumed Management Fees, and the second number is the sum of the principal and interest amount due (even if not paid) on Note A and Note B for the applicable period. In calculating "pre-tax income", Extraordinary Income and Extraordinary Expenses of the Borrower shall be excluded.

     2. In Article I, the term "Governmental Authority" shall be deleted and replaced with the following:

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

3. In Article I, the term "Loan" shall be deleted and replaced with the following:

"Loan" means the loan in the original principal sum of $6,800,000 made by Lender to the Borrower on February 15, 2000, as amended by that certain First Amendment to Loan Agreement dated as of June 12, 2001, and as further amended, bifurcated, extended and restated as of January 29, 2003, evidenced jointly by Note A and Note B.

4. In Article I, the term "Maturity Date" shall be amended by deleting the date "March 1, 2003" and replacing it with "March 1, 2006".

5. In Article I, the term "Note" shall be deleted and replaced with the following:

"Note"  means,  collectively,  Note  A  and  Note  B.

6.     In  Article  I,  the  following  definitions  shall  be  added:

"Note A" means that certain Restatement, Amendment and Bifurcation of Note (Note
A), dated January 29, 2003, in the principal amount of $6,240,000, payable by the Borrower to the Lender, as amended, extended and/or restated from time to time, executed in restatement, amendment and bifurcation of that certain
Promissory Note executed by Borrower in the original principal amount of $6,800,000, dated February 15, 2000, as amended by First Amendment dated June 12, 2001.

"Note B" means that certain Restatement, Amendment and Bifurcation of Note (Note
B), dated January 29, 2003, in the principal amount of $560,000, payable by the Borrower to the Lender, as amended, extended and/or restated from time to time, executed in restatement, amendment and bifurcation of that certain Promissory Note executed by Borrower in the original principal amount of $6,800,000, dated February 15, 2000, as amended by First Amendment dated June 12, 2001.

"OFAC List" means the list of specially designated nationals and blocked Persons subject to financial sanctions that is maintained by the U.S. Treasury
Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

"Requirements  of  Law" means (a) the organizational documents of an entity, and
(b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority, or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person, any of its property or the conduct of its business is subject including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property.

7. In Article I, the term "Person" shall be deleted and replaced with the following:

"Person" means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

8. In Article I, the term "Total Debt Service Coverage" shall be deleted and replaced with the following:

"Total Debt Service Coverage" means a ratio in which the first number is the sum of net pre-tax income of the Borrower from the operations of the Facility as set forth in the quarterly statements provided to Lender (without deduction for Actual Management Fees paid or incurred), calculated based upon the preceding twelve (12) months, plus interest expense, to the extent deducted in determining net income, plus non-cash expenses or allowances for depreciation and amortization of the Facility for said period, less Assumed Management Fees, and the second number is the sum of the principal and interest amount due (even if not paid) on Note A, Note B and the Seller Loan for the applicable period."

9.     A  new  Section  2.3  is  added:

"2.3     Fees.

     (a)  Origination Fee. An origination fee of 1% ($68,000) of the outstanding
          ---------------
principal balance of the Loan as of December 31, 2002 shall be due and payable by Borrower to Lender on January 29 2003.

     (b)     Underwriting  Fee.An  underwriting  fee  of $5,000 shall be due and
             ------------------
payable  by  Borrower  to  Lender  on  January  29,  2003."

10.     In  Article  III,  the  following  sections  are  added:

3.30  No  Illegal  Activity as Source of Funds. No portion of the Collateral has
      ----------------------------------------
been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity.

3.31  Compliance  with  Anti-Terrorism,  Embargo,  Sanctions  and  Anti-Money
      -----------------------------------------------------------------------
Laundering  Laws.  Borrower,  has  no  actual  knowledge nor has it received any
     -----------
written notice that (a) each Person owning an interest of 20% or more in Borrower, (b) Guarantor or (c) Manager: (i) is currently identified on OFAC List, or (ii) is a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States. Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan.

3.32     Seller  Loan.Borrower represents and warrants to Lender that the Seller
         -------------
Loan has been extended to mature on or following the Maturity Date under the terms and in the form of that certain Amendment to Note dated as of January 29, 2003, by and between Seller and Borrower, attached hereto as Schedule
3.32  and  made  apart  hereof,  and  Lender  acknowledges and consents to same.

     11. Sections 4.4(a) through 4.4(i), and, beginning on page 17, the paragraphs following 4.4(i) of the Agreement extending through and including all paragraphs on page 18 of the Agreement (ending with the phrase "subrogation rights of the Lender."), are hereby deleted in their entirety and replaced with the following:

     "4.4 Insurance. Maintain, at its expense, the following insurance coverages
          ---------
and policies with respect to the Collateral and the Facility, which coverages and policies must be acceptable to Lender's insurance consultant in its sole discretion:

     (a) Comprehensive "all risk" insurance, including coverage for windstorms and hail, in an amount equal to 100% of the full replacement cost of the Facility, which replacement cost shall be determined by the "Insurable Value" or "Cost Approach to Value" reflected in the most recent Lender approved appraisal for the Facility, without deduction for depreciation. Such insurance shall also include (i) agreed insurance amount endorsement waiving all co-insurance provisions, and (ii) an "Ordinance or Law Coverage" endorsement if the Facility or the use thereof shall constitute a legal non-conforming structure or use.

     (b) Commercial general liability insurance against claims for sexual harassment abuse of residents and/or patients, personal injury, bodily injury, death or property damage, in or about the Facility to be on a so-called "occurrence" basis for at least $1,000,000.00 per occurrence and $3,000,000.00 in the aggregate with a $5,000,000.00 umbrella coverage.

     (c) Professional liability insurance against claims for personal injury, bodily injury or death, in or about the Facility to be on a so-called "occurrence" basis for at least $1,000,000.00 per occurrence and $3,000,000.00 in the aggregate.

     (d) Business interruption income insurance for the Facility in an amount equal to 100% of the net income plus carrying costs and extraordinary expenses of the Facility for a period of twelve (12) months as projected by Lender, containing a 90-day extended period of indemnity endorsement

     (e) Flood Hazard insurance if any portion of the Improvements is located in a "flood zone area," as identified in the Federal Register by the Federal Emergency Management Agency as a 100-year flood zone or "special flood hazard area" and in which flood insurance is available. In lieu thereof, Lender will accept proof, satisfactory to it in its sole discretion, that the Improvements are not within the boundaries of a designated area.

     (f) Workers' compensation insurance, if applicable and required by state law, subject to applicable state statutory limits, and employer's liability insurance with a limit of $1,000,000.00 per accident and per disease per employee with respect to the Facility.

     (g) Comprehensive boiler and machinery insurance, including properly damage coverage and time element coverage in an amount equal to 100% of the full replacement cost, without deduction for depreciation, of the Facility housing the machinery, if steam boilers, pipes, turbines, engines or any other pressure vessels are in operation with respect to the Facility. Such insurance coverage shall include a "joint loss" clause if such coverage is provided by an insurance carrier other than that which provides the comprehensive "all risk" insurance described above.

     (h) During the period of any construction and/or renovation of capital improvements with respect to the Facility or any new construction at the Facility, builder's risk insurance for any improvements under construction and/or renovation, including, without limitation, costs of demolition and increased cost of construction or renovation, in an amount equal the amount of the general contract plus the value of any existing purchase money financing for improvements and materials stored on or off the Properly, including "soft cost" coverage.

     (i) If the Facility is located in a seismically active area or an area prone to geologic instability and mine subsidence, Lender may require an inspection by a qualified structural or geological engineer satisfactory to Lender, and at Borrower's expense. The Facility must be structurally and geologically sound and capable of withstanding normal seismic activity or geological movement Lender reserves the right to require earthquake insurance or Maximum Probable Loss insurance on a case by case basis in amounts determined by Lender.

     (j) Such other insurance coverages as may be deemed necessary at any time during the term of the Loan and as shall be provided within such time periods as Lender may determine, in each case, in its commercially reasonable discretion.

     All insurance policies shall have a term of not less than one year and shall be in the form and amount and with deductibles as, from time to time, shall be acceptable to Lender in its sole discretion. All such policies shall provide for loss payable solely to Lender and shall contain a standard "non-contributory mortgagee" endorsement or its equivalent relating, among other things, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower and notwithstanding (i) occupancy or use of the Facility for purposes more hazardous than those permitted by the terms of such policy,
(ii) any foreclosure or other action taken by Lender pursuant to the Mortgage upon the occurrence of an Event of Default thereunder, or (iii) any change in title or ownership of the Facility.

     All insurance policies must be written by a licensed insurance carrier in the State in which the Facility is located and such insurance carrier must have a long-term senior debt rating of at least "A" by Standard and Poor's Rating Service; provided, that if the initial principal balance of the Loan is in excess of $25,000,000.00, such insurance carrier must have a long-term senior debt rating of at least "AA" by Standard & Poor's Rating Service.

     All liability insurance policies must name "GMAC Commercial Mortgage Corporation and its successors and/or assigns as their interests may appear" as additional insureds, and all property insurance policies must name "GMAC Commercial Mortgage Corporation and its successors and/or assigns" as the named mortgage holder entitled to all insurance proceeds. Lender shall have the right, without Borrower's consent, by notice to the insurance company, to change the additional insured and named mortgagee endorsements in connection with any sale of the Loan. Notwithstanding anything contained herein, Borrower shall be entitled to all insurance proceeds covered by and disbursed under the above referenced comprehensive all risk insurance policy provided such proceeds do not exceed $25,000.00 per occurrence.

     All insurance policies for the above required insurance must provide for thrty (30) days prior written notice of cancellation to Lender.

     Policies or binders, together with evidence of the above required insurance on ACORD Form 27 or its equivalent, must be submitted to Lender prior to setting the interest rate on the Loan.

     With respect to insurance policies which require payment of premiums annually, not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, Borrower shall pay such amount, except to the extent Lender is escrowing sums therefor pursuant to the Loan Documents. Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Lender of such payment, which premiums shall not be paid by Borrower through or by any financing arrangement, shall be delivered by Borrower to Lender at the address set forth in Section 8.7 hereof and in Exhibit "E" hereto. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section 4.4. If the limits of any policy required hereunder are reduced or eliminated due to a covered loss, Borrower shall pay the additional premium, if any, in order to have the original limits of insurance reinstated, or Borrower shall purchase new insurance in the same type and amount that existed immediately prior to the loss.

     If Borrower fails to maintain and deliver to Lender the original policies or certificates of insurance required by this Agreement, Lender may, at its option, procure such insurance and Borrower shall pay or, as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Loan Obligations.

     The insurance required by this Agreement may, at the option of Borrower, be effected by blanket and/or umbrella policies issued to Borrower or to an Affiliate of Borrower covering the Facility and the properties of such Affiliate; provided that, in each case, the policies otherwise comply with the provisions of this Agreement and allocate to the Facility, from time to time, the coverage specified by this Agreement, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Agreement shall be effected by any such blanket or umbrella policies, Borrower shall furnish to Lender original policies or certified copies thereof, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Facility.

     Neither Lender nor its agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Agreement; it being understood that (a) Borrower shall look solely to its insurance company for the recovery of such loss or damage, (b) such insurance company shall have no rights of subrogation against Lender, its agents or employees, and (c) Borrower shall use its best efforts to procure from such insurance company a waiver of subrogation rights against Lender. If, however, such insurance policies do not provide for a waiver of subrogation rights against Lender (whether because such a waiver is unavailable or otherwise), then Borrower hereby agrees, to the extent permitted by law and to the extent not prohibited by such insurance policies, to waive its rights of recovery, if any, against Lender, its agents and employees, whether resulting from any damage to the Facility, any liability claim in connection with the Facility or otherwise. If any such insurance policy shall prohibit Borrower from waiving such claims, then Borrower must obtain from such insurance company a waiver of subrogation rights against Lender.

     Borrower appoints Lender as Borrower's attorney-in-fact to cause the issuance of an endorsement of any insurance policy to bring Borrower into compliance herewith and, as limited above, at Lender's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; provided, however, that in no event will Lender be liable for failure to collect any amounts payable under any insurance policy.

12.     Section  4.5,  Financial and Other Information, (a) is hereby amended by
                       -------------------------------
deleting the phrase "one hundred twenty (120)" in the first line and replacing it with the phrase "ninety (90)".

13.     Section 4.5, Financial and Other Information(d) is hereby deleted in its
                     -------------------------------
entirety  and  replaced  with  the  following:

"d. Within forty-five (45) days after the end of each fiscal quarter, unaudited financial statements of the Facility, certified as true and correct in all material respects by a financial officer of Borrower, prepared in accordance with GAAP, which shall include a balance sheet and statement of income and expenses for the quarter then ended."

14.     Section  4.5,  Financial and Other Information, (e) is hereby deleted in
                       -------------------------------
its  entirety  and  replaced  with  the  following:

"e. Within forty-five (45) days after the end of each fiscal quarter of Borrower, unaudited financial statements of Borrower, prepared in accordance with GAAP, which shall include a balance sheet and statement of income and expenses for the quarter then ended."

15.     A  new  Section  4.5,  Financial  and  Other  Information, (n) is added:
                               ----------------------------------

"Within forty-five (45) days after the end of each fiscal quarter of the Facility, a statement of the accounts receivable and accounts payable of the Facility, prepared in accordance with generally accepted accounting principles consistently applied, certified by a financial officer of the Borrower to be true and correct"

16.     Section  4.12, Debt Service Coverage Requirements, (a) is hereby deleted
                       ----------------------------------
in  its  entirety  and  replaced  with  the  following:

"a.     Required  Ratios.
        ----------------

     (i)  Debt  Service Coverage for the Facility (Notes A & B). Commencing with
          -----------------------------------------------------
the quarter ending June 30, 2003, achieve and thereafter maintain, and within forty-five (45) days after the end of each fiscal quarter of Borrower, provide evidence to Lender of the achievement of, the following debt service coverage ratios until the Loan is paid in full:

     (A) a Debt Service Coverage for the Facility - A, after deduction of Actual Management Fees, of not less than 1.25 to 1.0;

     (B) a Debt Service Coverage for the Facility - A, after deduction of Assumed Management Fees, of not less than 1.35 to 1.0;

     (C)     a  Debt  Service Coverage for the Facility - A & B of not less than
1.10  to  1.0;  and

     (ii)  Total  Debt  Service  Coverage.  Commencing  with  the quarter ending
           ------------------------------
December  31,  2003,  a Total Debt Service Coverage of not less than 1.0 to 1.0.

17.     Section  4.12,  Debt  Service  Coverage  Ratio, (d) is hereby amended by
                        ------------------------------
adding  the
following  sentence:

"It is understood that notwithstanding anything to the contrary contained in this subparagraph (d), this subparagraph (d) shall apply in the event that any of the Debt Service Coverage for the Facility -A & B, the Debt Service Coverage for the Facility-A, or the Total Debt Service Coverage is not achieved or maintained."

18.     In  Section  4.15, Management Agreement, the following sentence is added
                           --------------------
to  the
end  of  the  section:

"Borrower shall cause the Management Agreement to be coterminous with the Loan and any extensions thereto."

19.     In  Article  IV,  the  following  section  is  added:

4.23  Compliance  with  Anti-Terrorism,  Embargo,  Sanctions  and  Anti-Money
      -----------------------------------------------------------------------
Laundering  Laws. Borrower shall comply with all Requirements of Law relating to
     -----------
money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon Lender's request from time to time during the term of the Loan, Borrower shall certify in writing to Lender that Borrower's representations, warranties and obligations under Sections 3.30 and 3.31 and this Section 4.23 remain true and correct and have not been breached. Borrower shall immediately notify Lender in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Borrower has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Borrower shall comply with all Requirements of Law and directives of Govermnental Authorities and, at Lender's request, provide to Lender copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Borrower shall also reimburse Lender any expense reasonably incurred by Lender in evaluating the effect of such an event on the Loan and Lender's interest in the collateral for the Loan, in obtaining any necessary license from Governmental Authorities as may be necessary for Lender to enforce its rights under the Loan Documents, and in complying with all Requirements of Law applicable to Lender as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

     20. Section 8.7, Notices is hereby amended by deleting the existing notice addresses and replacing them with the following notice addresses:

     "If  to  Borrower:

Emeritus  Properties  XIII,  LLC  c/o  Emeritus Corporation 3131 Elliott Avenue,
Suite  500  Seattle,  Washington  98121  Attention:  Raymond  R.  Brandstrom

With  copy  to:

Randi  S.  Nathanson,  Esq.
The  Nathanson  Group  PLLC
1520  Fourth  Avenue
Sixth  Floor
Seattle,  Washington  98101

With  copy  to  Seller:

c/o  David  McClinton
7901  168th  Avenue  Northeast
Redmond,  Washington  98073

If  to  Lender:

GMAC  Commercial  Mortgage  Corporation
200  Witmer  Road
Horsham,  Pennsylvania  19044
ATTN:  Servicing  Department

With  copy  to:

Kay  K.  Dams,  Esq.
Walston,  Wells,  Anderson  &  Dams,  LLP
505  20th  Street  North,  Suite  500
Birmingham,  Alabama  35203"




     Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     With the exception of any representations and warranties regarding Borrower's method of accounting for move-in fees complying with GAAP, the Borrower represents and warrants that the representations and warranties set forth in Article III of the Agreement are as true and correct on the date hereof as when initially made, except as such representation or warranty expressly relates to another date.

     The Borrower acknowledges and agrees that there are no offsets or defenses to the obligations set forth in the Agreement, as hereby amended, and represents that there are no Events of Default existing on the date hereof, nor are there any facts or consequences which will or would reasonably be expected as of the date hereof to lead to an Event of Default under the Agreement.

     IN WITNESS WHEREOF, the Borrower and the Lender have caused this Second Amendment to be executed by their duly authorized respective representatives as of the date first set forth above.

PLEASE BE ADVISED THAT ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND
--------------------------------------------------------------------------------
CREDIT,  OR  FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE UNENFORCEABLE UNDER
--------------------------------------------------------------------------------
WASHINGTON  LAW.
----------------



EMERITUS  PROPERTIES  XIII,  LLC,  a  Washington  limited  liability  company

By:  Emeritus  Corporation,  a  Washington  corporation  Its:  Sole  Member

By:         /s/  Raymond  R.  Brandstrom
            ----------------------------
Name:        Raymond  R.  Brandstrom
Its:         Vice  President  of  Finance


GMAC  COMMERCIAL  MORTGAGE
CORPORATION,  a  California  corporation

     By:         /s/  Lisa  M.  Lautner
                 ----------------------
Name:            Lisa  M.  Lautner
Its:             SVP